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                                                                    Exhibit 4.27

                                 PROMISSORY NOTE

                                                                   July 12, 2002

                                                                  $10,000,000.00

     FOR VALUE RECEIVED, the undersigned, JACOBS ENTERTAINMENT, INC., a Delaware corporation ("Jacobs"), BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., a Colorado corporation ("Black Hawk"), GILPIN VENTURES, INC., a Colorado corporation ("Gilpin"), GILPIN HOTEL VENTURE, A Colorado partnership ("GHV"), and BLACK HAWK/JACOBS ENTERTAINMENT, LLC, a Colorado limited liability company ("BH/JE"; Jacobs, Gilpin, Black Hawk, GHV, and BH/JE are referred to hereinafter each individually as a "Borrower", and collectively as "Borrowers"), HEREBY PROMISE TO PAY to the order of FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender"), at its address at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, CA 90404, or at such other place as Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of TEN MILLION DOLLARS ($10,000,000) or, if less, the aggregate unpaid amount of all Advances made to the undersigned under the "Loan Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement.

     This Promissory Note is issued pursuant to that certain Loan and Security Agreement dated as of July 12, 2002 by and among Borrowers and Lender (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and all of the other Loan Documents referred to therein. This Promissory Note is secured in part by that certain Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of July 12, 2002 and executed by Black Hawk, Gilpin and BH/JE (Black Hawk, Gilpin and BH/JE are referred to hereinafter each individually as a "Grantor", and collectively as "Grantors") to the Public Trustee of Gilpin County, State of Colorado, for the benefit of Lender, encumbering real property of the Grantors in Gilpin County, Colorado. Reference is hereby made to the Loan Agreement for a statement of all of the terms and conditions under which the Advances evidenced hereby are made and are to be repaid. The date and amount of each Advance made by Lender to the Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided that the failure of Lender to make any such recordation shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Loan Agreement or this Promissory Note in respect of the Advances made by Lender to the Borrowers.


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     The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Loan Agreement.

     If any payment on this Promissory Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     Upon and after the occurrence of any Event of Default, this Promissory Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

     Time is of the essence of this Promissory Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrowers.

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.


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     IN WITNESS WHEREOF, the parties hereto have caused this Promissory Note to be executed and delivered as of the date first written above.

                                  JACOBS ENTERTAINMENT, INC.,

                                  a Delaware corporation

                                  By:   /s/ Stephen R. Roark
                                      ----------------------------------------
                                          Stephen R. Roark
                                          President

                                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC. a Colorado corporation.

                                  By:   /s/ Stephen R. Roark
                                      ----------------------------------------
                                          Stephen R. Roark,
                                          President


                                  GILPIN VENTURES, INC.
                                  a Colorado corporation

                                  By:   /s/ Stephen R. Roark
                                      ----------------------------------------
                                           Stephen R. Roark,
                                           President





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                                  GILPIN HOTEL VENTURE
                                  a Colorado partnership

                                    By:     BLACK HAWK GAMING &
                                            DEVELOPMENT COMPANY, INC,
                                            a Colorado corporation,
                                            Its Joint Venture Partner

                                            By: /s/ Stephen R. Roark
                                               ---------------------------------
                                                     Stephen R. Roark,
                                                     President

                                    By:     GILPIN VENTURES, INC.,
                                            a Colorado corporation,
                                            Its Joint Venture Partner

                                            By: /s/ Stephen R. Roark
                                               ---------------------------------
                                                     Stephen R. Roark,
                                                     President

                                  BLACK HAWK/JACOBS ENTERTAINMENT LLC
                                  a Colorado limited liability company


                                    By:     BLACK HAWK GAMING & DEVELOPMENT
                                            COMPANY, INC.,
                                            a Colorado corporation,
                                            Its Manager

                                            By: /s/ Stephen R. Roark
                                               ---------------------------------
                                                     Stephen R. Roark,
                                                     President